Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Shell Company Report on Form 20-F, of our report dated May 6, 2021, relating to the financial statements of TWC Tech Holdings II Corp., which is incorporated by reference in this Shell Company Report on Form 20-F. We also consent to the reference to our Firm under the caption “Statement by Experts” in the Shell Company Report on Form 20-F.

/s/ WithumSmith+Brown, PC

New York, New York

September 3, 2021